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                                    EXHIBIT 9
             OPINION AND CONSENT OF ASSISTANT GENERAL COUNSEL OF AUL
                AS TO THE LEGALITY OF CONTRACTS BEING REGISTERED
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American United Life Insurance Company
One American Square
P.O. Box 368
Indianapolis Indiana 46206-0368
Telephone (317) 263-1877

                                                                October 31, 2003


Dear Sir or Madam:

     In my capacity as Assistant General Counsel of American United Life Insurance Company (R) ("AUL"), I have been associated with the preparation of the Proxy Statement/Prospectus on Form N-14 ("Registration Statement") to be filed by AUL and OneAmerica Funds, Inc. (the "Fund") on October 31, 2003, in connection with the reorganization of American United Life Pooled Equity Fund B into a sub-account of AUL American Unit Trust, a separate account of AUL registered under the Investment Company Act of 1940 as a unit investment trust ("Unit Trust"). The sub-account, in turn, will invest exclusively in Class O shares of the OneAmerica Value Portfolio ("Value Portfolio"), a series of the Fund, a Maryland corporation registered under the Investment Company Act as an open-end management investment company. The Proxy Statement/Prospectus describes shares of the Value Portfolio and units of interests in the Unit Trust.

     I have made such examination of the law and examined such corporate records and such other documents that, in my judgment, are necessary or appropriate to enable me to render the opinion expressed below.

     Based upon the foregoing, and assuming the approval by Participants in group annuity contracts issued through American United Life Pooled Equity Fund B ("Fund B") of certain matters scheduled for their consideration at a meeting currently anticipated to be held on to be held on February 2, 2004, it is my opinion that:

1. the Class O shares of the Value Portfolio currently being registered, when issued in accordance with the Agreement and Plan of Reorganization, a form of which is included in the Registration Statement, and the Fund's Articles of Incorporation and Bylaws, will be legally issued, fully paid and non-assessable by the Fund, subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities; and

2.   the  variable  annuity  contract  issued  through  the  Unit  Trust,   upon
     registration with the U.S.

     Securities and Exchange Commission under the Registration Statement, will, when issued, be legally issued and represent a legal obligation of AUL.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ John C. Swhear

John C. Swhear

Assistant General Counsel

JCS